Exhibit 10.18

Shenzhen Housing Lease Contract

The supplementary agreement

Lessor (Party A) : Shenzhen Lvjing Real Estate Development Co., Ltd.

Address: 55A lvjing Jiji Building, Intersection of Shennan Avenue and Tairan Avenue, Futian District, Shenzhen

Business License/ID Card Number: xxx

Tel/fax: xxx

Lessee (Party B) : Tianjin Information Sea Information Technology Co., LTD

Address: 53B, Lvjing Epoch Building, Intersection of Shennan Avenue and Tairan Avenue, Futian District, Shenzhen

Legal Representative:

Business License/ID Card No. : xxx

Entrusted agent:

Tel/Fax:

This Supplementary Agreement (including schedules and attachments) (hereinafter referred to as "The Supplementary Agreement") is the supplement to the Shenzhen Housing Lease Contract (hereinafter referred to as "the main text of this Contract") signed by Party A and Party B for Party A to lease the premises. Together with the main text of this Contract, all schedules and attachments thereof are collectively referred to as "this Contract". In case of any inconsistency or conflict between the main text of this Contract and this Supplementary Agreement, this supplementary Agreement shall prevail.

1. Scope of lease

1.1 Rental Housing

The lease scope of the leased house is Unit B (hereinafter referred to as "the House") on the 53rd floor of Lvjing Jiji Building at the intersection of Shennan Avenue and Tairan Avenue in Futian District, with a floor area of 395.15 square meters, and a free area of 557.85 square meters in the leased house.

The floor plan of the premises (see annex I) is for identification purposes only.

1.2 House Use

Office use.

1. Delivery of housing

The delivery date of the Premises is August 8, 2020, subject to the delivery date notified by Party A in writing (hereinafter referred to as the "Delivery Date"); If Party B fails to take over the premises on the delivery date, the premises shall be deemed to have been delivered to Party B as of the delivery date.

Party B confirms that party A will deliver the premises to Party B on the delivery date according to the standard set forth in Appendix 2. In case of construction delay or other problems affecting the delivery, both parties shall negotiate to postpone the delivery date. If the delivery of the house is delayed due to Party A, the lease term and the starting date of the rent-free decoration period shall also be extended to the actual delivery date.

Party B shall, on the delivery date, inspect the premises and its attached facilities, decorative materials, other articles and public facilities with the property management personnel of the building where the premises is located (hereinafter referred to as "the building") entrusted by Party A or Party A, and sign the Confirmation of Handover of Leased Premises together.

2. The lease term

3 lease term

The Lease term of the Premises is 3 years from August 8, 2020 to August 7, 2023 (the "Lease Term"). 3 years is a fixed term and Party B shall not withdraw the lease in advance.

If Party B intends to extend the lease and agrees to do so for another year, party B shall make a written request to Party A six (6) months prior to the expiration of the lease term. At that time, both parties will discuss the terms of the lease according to the market rent and sign a new lease contract.

If both parties fail to re-sign the lease contract three months before the expiration date of the lease term, party B shall be deemed to have ceased to renew the lease. With prior notice to Party B, Party A or its agent has the right to accompany other prospective tenants to inspect the premises without affecting party A's office and post information about leasing or selling the premises at a suitable place. Party B shall cooperate with party A.

2.2 Rent-free decoration period

On the premise that Party B fully fulfills its obligations hereunder, Party B can enjoy free rent for 3 months and 10 days, i.e. from August 8, 2020 to November 17, 2020 (starting from the date when Party A delivers the house to Party B) during the renovation period. If this Contract is terminated in advance, the lease period that party B is entitled to enjoy shall be converted into the proportion of the lease period actually performed by both parties to the lease period agreed herein, and Party B shall make up the rent difference according to the first-year rent standard agreed herein.

During the period of rent-free renovation, Party B does not need to pay rent, but party B still has to bear management fees, utilities fees and other expenses incurred by using the premises. (Specific agreements shall be made in property service contracts, water supply, power supply and heating contracts, public facilities use contracts, etc.)

3. The rent

4. the rent

(1) The monthly rent for the first year of the lease term shall be RMB 20,9910.80 (in words: TWO Hundred and Ninety-nine Thousand Nine Hundred and Eighty Points), and shall increase at an annual rate of 3% from the second year, namely:

From August 8, 2020 to August 7, 2021, the total monthly rent of the premises is 20,9910.80 Yuan (in words: TWO Hundred and ninety-nine Thousand Nine Hundred and Eighty Points);

From August 8, 2021 to August 7, 2022, the total monthly rent of the house is RMB 216,208.12 (in words: TWO Hundred and sixteen Thousand TWO Hundred and Eight Yuan One Point two);

From August 8, 2022 to August 7, 2023, the total monthly rent of the house is RMB 222694.36 (in words: TWO Hundred and twenty-two thousand six million Nine Point four Thirty six cents);

All prices are tax inclusive.

During the lease term, Party B shall pay the rent to Party A as agreed in this contract. Any expenses incurred by Party B in connection with any payment (including but not limited to the commission incurred by Party A in connection with Party B's payment by TELEgraphic transfer) shall be borne by Party B.

(2)	Rent is calculated on a natural monthly basis. If the lease term is less than one natural month, the amount of rent to be paid shall be calculated according to "(current natural month rent ÷ current natural month total days) × actual lease days of current natural month".

4.2	party b as a result of actual operation need to expand the lease in the building area (lease) separately, filing a demand party b to party a, party a provides extension rent unit (empty homes) reference for party b, at party b's intention to lease empty houses, and other interested third party tenant, under the same conditions, party b shall enjoy the right of priority to expanding rent.

4.3	Payment Term

Party B shall pay the rent of that month to Party A on or before the 10th day of each natural month (hereinafter referred to as the "payment Date"). The payment date and amount of each payment shall be subject to the date and amount of the payment actually received by the account designated by Party A or the date and amount of the valid check actually received by Party B.

Party B shall, within 7 working days after signing this Supplementary Agreement, pay to Party A the first month rental fee of RMB 209,910.80 starting from the first year of the lease term.

4.4	Payment Method

Unless otherwise agreed herein, Party A may provide the payment notice to Party B on the payment date for payment arrangement. Party A shall issue an official VAT invoice to Party B within 5 working days after the rental is received.

The deposit shall be paid to the following bank account designated by Party A as agreed:

Bank of deposit: XXX

Account name: Shenzhen Lvjing Real Estate Development Co., Ltd.

Bank Account XXX

The rent shall be paid to the following bank account designated by Party A:

Bank name: XXX

Account name: Shenzhen Lvjing Real Estate Development Co., Ltd.

Bank Account number: XXX

5. The taxes and fees

5.1	If Party B needs to issue special VAT invoice, it shall truthfully fill in the following contents. If party A or property management agency issues invoices incorrectly due to inaccurate contents, Party B shall be liable by itself:

Type of taxpayer:

Taxpayer Identification Number:

Bank:

Account:

Account Name:

5.3	direction of party b to entrust the third party a shall pay the rent and property management fees, party b should provide party a to entrust the third party on behalf of payment letter (letter should build official seal of party b, the third party), for any entrusted payment risks and disputes shall be borne by party b itself, has nothing to do with party a, party b shall not therefore affect the performance of this contract.

5. The security deposit

6.1	Payment and adjustment of margin

The security referred to in this Supplementary Agreement includes a lease security equal to two months 'rent and a property management security equal to two months' property management management.

Party B shall, within 7 working days after signing this Supplementary Agreement, pay to Party A the lease deposit of RMB 419,821.60 and the property management deposit of RMB 38,165.60, the total deposit of RMB 457,987.20 (in words: Four hundred and fifty-seven thousand nine Hundred and EIGHTY-seven Yuan and twenty two cents) to ensure party B's compliance with this contract. The deposit shall be kept by Party A during the lease term. Party A is not required to pay interest on the deposit to Party B.

Party A and Party B agree that the deposit amount will not be adjusted due to the difference of the leased area.

6.2	Deduction of margin

If Party B breaches this contract, Party A has the right to deduct the deposit paid by Party B to compensate party A for losses caused by Party B's breach. In case of any of the foregoing, Party A shall have the right to require Party B to make up the deposit. Party B shall make up the amount within seven days upon receipt of party A's notice without objection. Otherwise, party B shall pay a late fee to Party A at the rate of three-thousandths of the unpaid amount for each day overdue. If the delay exceeds 30 days, Party A shall have the right to terminate the Contract, confiscate the deposit and require Party B to compensate Party A for the losses thus incurred.

5.3	Return of margin

Upon termination of this Contract, Party B shall return the premises to Party A according to provisions of this Supplementary Agreement, pay all the payable amount to Party A and cooperate with party A to complete the cancellation procedures of the record registration (if any). Party A shall return the deposit to Party B without interest within 15 working days upon Party B's completion of the foregoing, unless otherwise agreed herein.

6.4	Restrictions on margin

At any time during the term of this Contract, Party B shall have no right to require payment of or offset against any amount payable by Party B with the deposit, unless otherwise agreed by the parties.

6.5	Transfer of margin

During the lease term, if Party A transfers the premises, Party A has the right to directly transfer the deposit balance to the transferee after reasonable deduction as agreed herein, and Party B shall cooperate with Party A to handle relevant procedures.

7. Rights and obligations of Party A

7.1	Advertising Settings

Party A has the right to construct and erect signboards, posters and advertising boards in other parts of the building (including rooftop, exterior wall of podium building and platform of podium building, etc.).

7.2	Party A's naming right

Party A reserves the right to name the building. Party A shall have the right to change the name of the building without compensation to Party B upon 30 days prior written notice to Party B.

7.3	Change engineering

During the lease term, Party A or property management company has the right to adjust, repair or temporarily close the common space, facilities and equipment of the building (including but not limited to walkways, portals, Windows, electric devices, cables and wires, water pipes, gas pipes, elevators, automatic staircases, fire prevention, security equipment, air conditioning equipment, etc.); Party A shall notify Party B in advance or publicize the above measures on the designated bulletin board of the building and try to avoid any impact on Party B. Party A shall compensate Party B for any loss caused by party A's above actions.

7.4	Formulating/modifying property management rules and regulations

Party A or the property management company shall have the right to formulate and modify the property management rules and regulations timely to maintain the property service quality of the building. The property management rules and regulations shall come into force as of the date when Party A or the property management company announces or notifies Party B in writing.

7.5	Delivery of house

Party A is responsible to deliver the premises to Party B within the time specified in this contract.

7.6	Assistance from Party A

Party A shall provide necessary assistance when Party B goes through the approval procedures stipulated by the government, such as registration, decoration, planning, environmental protection, communication, fire control, sanitation and so on. Party B shall bear all costs and liabilities arising therefrom.

7.7	sign

Party A shall have the right to place and maintain the signage where it deems appropriate. At the same time, Party A may set aside space on specific signboards for Party B to mark the name in uniform characters and fonts designated by Party A (the relevant expenses shall be borne by Party B).

7.8	Maintenance responsibility of the house

Party A shall be responsible for the maintenance of the main structure of the premises and the facilities provided by Party A. In case of any damage or failure of the facilities and equipment within the scope of Party A's maintenance without fault of Party B, Party B shall promptly notify Party A and take measures to prevent further loss; If immediate repair is required in case of emergency, Party B shall take care of the repair first and inform Party A of the relevant situation in a timely manner. Party A shall bear the reasonable maintenance costs arising from the foregoing situation. However, if the loss is extended due to reasons attributable to Party B, party B shall bear such extended loss.

Party B shall be fully responsible for any damage or malfunction of the building or the facilities and equipment of the premises caused by improper or unreasonable use of the building by Party B.

8. Rights and obligations of Party B

8.1	Provide identification documents

Party B warrants that it is a legal entity established and existing according to law and is qualified to sign and perform this Contract. Before signing this Contract, Party B shall provide Party A with the original of the business license or registration certificate issued by the relevant competent authorities of the Chinese government and the original of the relevant authorization letter for examination, and keep the copy as appendix II to this Contract. (For companies)

Party B warrants that it has full capacity for civil conduct and is qualified to sign and perform this Contract. Before signing this contract, Party B shall provide the original id card or passport to Party A for inspection, and keep the copy as appendix II to this Contract. (For individuals)

8.2	No interference

Party B has the right to use the premises without interference from Party A on condition that party B fully fulfills his obligations under this contract.

8.3	Property Management Contract

The house and the building by the property management company responsible for unified management. Within 30 days after this contract is made by party b, before the housing delivery and property management company signed the "realty service agreement" (hereinafter referred to as "contract"), and pay the property management company property management fees, utilities, public utilities fees and other fees (on management standard and scope of services can be found in the management contract). If Party B fails to pay any of the aforesaid fees, Party A or the property management company shall have the right to claim against Party B.

8.4	Valid operating documents

During the lease term, Party B must have a valid business license, tax registration certificate and other necessary business documents. If Party A is jointly and severally liable due to Party B's unlicensed business behavior, Party B shall compensate Party A for its losses thus incurred.

8.5	Legal and compliant operation

Comply with and cause its successors, employees, agents and contractors to comply with all laws, regulations, rules and requirements of the government or other relevant authorities concerning party B's conduct and conduct of business in the Unit; If Party B violates such laws, regulations, rules and documents and causes losses to Party A, Party B shall be liable for compensation.

8.6	Abide by property management rules and regulations

Party B shall strictly abide by the property management rules and regulations of the building, including but not limited to the property delivery guidelines, decoration rules, tenant manuals and other rules and regulations related to the management, use and maintenance of the building.

Party B shall not permit any of its employees or agents to carry out any business outside the premises or in the building or in any nearby place to solicit or to solicit or distribute any leaflets, notices or promotional materials.

8.7	Purchasing Insurance

During the lease term, Party B shall purchase insurance from insurance company for all risks of the premises.

8.8	Maintenance responsibility of the house

Party B shall be responsible for the maintenance of decoration, facilities and equipment added by Party B in the premises. Party B shall indemnify Party A or any third party for losses caused by party B's failure to perform maintenance obligations.

Party B shall properly maintain and maintain all the internal structure and non-structural parts of the Leased premises, such as fixtures and equipment installed in the leased premises and all other attached items, including but not limited to all doors, Windows, electrical installations, wiring, pipes and pipes, and shall be kept in good and livable condition.

8.9	Restrictions

Party B shall not use the premises for production or storage of goods or commodities except for a small amount suitable for party B's business needs.

8.10	Responsibility for fire safety and public security

Party B shall bear the responsibilities of fire control, safety and public security in the leased premises. If any fire control, safety and public security problems occur in the leased premises, Party B shall bear the relevant administrative legal liabilities by itself. If any impact or loss is caused to Party A, Party B shall bear the compensation liabilities.

Party B shall bear the maintenance cost and fire control safety responsibility of the fire control equipment in the house; In case of fire, Party B shall bear all responsibilities arising therefrom. During the lease term, if the house still needs to be applied for fire control engineering according to government regulations, Party B shall complete relevant approval, construction and acceptance work before using it.

8.11 Party B shall observe and effectively implement the notices, regulations and suggestions issued by the government or any relevant authorities from time to time or forwarded through Party A/property service company concerning the public security, safety, fire prevention, labor, health, industry and commerce departments.

8.12	Protection against severe weather

Party B shall take all reasonable precautions to protect the Leased premises from thunderstorms, torrential rain, heavy snow or similar inclement weather, in particular to ensure that all doors and Windows outside are securely locked during such inclement weather. If party B's failure to fulfill the above obligations results in any damage to the leased unit, including but not limited to water leakage or soaking, or causes such damage to the adjacent leased unit, Party B shall be liable for compensation, and Party A shall have the right to recover the relevant expenses or compensation paid in advance from Party B. Party A shall be liable for any damage to the leased facilities caused by natural disasters, emergencies, improper storage by Party B or other force majeure factors.

8.13	House Decoration

If Party B intends to decorate the premises, it shall provide relevant materials and documents to Party A ten (10) days in advance and obtain written consent of Party A. If the aforesaid construction shall be submitted to the relevant government departments for approval, Party B shall be responsible for handling the relevant examination and approval procedures and bear the relevant expenses. All construction activities of Party B shall be commissioned by qualified construction units and shall comply with the relevant regulations of the property management company.

Party B warrants that its decoration will not affect the structural safety of the house and adjacent houses and the personal and property safety of other third parties, otherwise, all responsibilities shall be borne by Party B.

8.14	Obligation to give notice

Tenant unit in case of any damage or suffer damage, as well as water pipes, lines or equipment, fixtures and equipment any accident or damage, party b shall promptly notify party a in written form or the property management agency commissioned by party a, the situation of emergency, can be verbal notification, the first by the written form notice again. If party B fails to fulfill the above obligations and causes damage to the leased unit or further related damage, Party B shall be liable for compensation, and Party A has the right to recover the relevant expenses or compensation paid in advance from Party B.

8.15	Sublet the house

Party B shall not sublet or transfer any part or interest in the premises to any third party without party A's written consent.

8.16	Waiver of preemptive right

Party B hereby waives the preemptive right of the premises. During the lease term, Party A shall transfer the premises without prior notice and consultation of Party B's purchase intention. During the lease term, any change of ownership of the premises will not affect the validity of this contract. However, Party A shall notify Party B in writing after such change, and the transferee and Party B shall continue to perform this contract.

8.17	Name Change

If Party B intends to change its name, it shall notify Party A in writing and provide relevant supporting documents to Party A within three days after the change. If Required by Party A or the relevant government department, both parties shall sign a supplementary agreement or complete relevant procedures.

8.18	Such persons

Party B shall cause its partners, assigns, successors, visitors, employees, labor personnel, agents, contractors, contractors and their employees and labor personnel (" such persons ") to comply with Party B's obligations under this Contract. Party B shall be jointly and severally liable for any loss caused to Party A or property management company due to the violation of this contract by such persons.

8.19	Change of Party B

In case of any reorganization, merger or liquidation of Party B, Party B shall promptly notify Party A in writing.

8.20	mortgage

Party A hereby expressly informs Party B that the premises is mortgaged.

8.21	Special Statement

Party B has inspected the unit on site before signing this contract and understands and accepts the unit and its existing decoration and facilities. The current situation of the unit shall be subject to the house handover sheet signed by Party A and Party B.

Party B undertakes that during the lease term, if Party A sells part or all of the project to a third party, Party B shall not terminate the lease contract or require early termination of the lease contract. Party B shall continue to perform all the terms of this lease contract with the new lessor, or sign a lease contract with the new lessor in the same content as this contract.

9. Security

Party A or property management company shall take reasonable security measures in the public areas of the building, but Party B shall be responsible for the personal and property security of the building.

10. Termination and dissolution of this Contract

10.1	During the lease term, this Contract shall be terminated under any of the following circumstances, and neither party shall be liable for breach of contract:

(1) The right to the use of the land occupied by the house is recovered according to law;

(2) The house is requisitioned according to law for social and public interests;

(3) The house is expropriated according to law for urban construction needs;

The premises are damaged in whole or in part due to force majeure, making it unsuitable for use;

10.2 under any of the following circumstances, party a has the right to terminate this contract, to stop all this building services (including but not limited to, water, power, FengMen, etc.), call the rental unit, the deposit will not be returned, the default cost and penalty due to breach of contract by party b still need to pay, and pay [6] months rent as compensation to party a, If the aforesaid compensation is insufficient to compensate for party A's losses, Party A reserves the right to further pursue legal liabilities against Party B, and Party B shall bear all losses thus incurred by itself:

(1) Party B delays in paying the rent, property management fee, water and electricity fee and other expenses for more than 30 days, or the accumulative amount of such delayed payment amounts to one month's rent;

(2) Party B renovates, rebuilds or changes the use of the premises without the written consent of Party A and approval of relevant departments;

(3) Party B breaches this Contract and fails to correct such breach after receiving two written notices from Party A;

(4) Party B formally enters the liquidation procedure;

(5) The house is subject to compulsory enforcement measures due to party B's debt dispute

(6) Party B or such persons use the premises to hide contraband, inflammable, explosive and other dangerous chemicals, or engage in gambling and other illegal and criminal activities

(7) Party B seriously violates the property management rules and regulations of the building

(8) Party B seriously affects the normal use of other house users of the building and fails to correct it after two written notices from Party A

(9) Party B refuses to rectify the hidden danger of fire control in the house

(10) Party B sublets or transfers any part or interest in the premises to any third party without party A's written consent

(11)Party B terminates this Supplementary Agreement in advance for reasons attributable to Party B

10.3 if party b fails to perform or breach of any provision of this contract or caused by party b's liability for damage the interests of any third party any losses to party a, party b shall assume liability to pay compensation to party b idle to assume liability to pay compensation, party a has the right to deduct party b's deposit, the deposit is not enough to compensate, party a has the right to recourse further, and is entitled to terminate this contract in advance.

10.4 under any of the following circumstances, party b has the right to terminate this contract, party a shall pay double the deposit, and shall bear the equivalent to [6] months of penalty due to breach of contract, the compensation is not enough to compensate party b, party a reserves the right to further shall be investigated for legal responsibility to party a, and party a shall take the buyers for all losses:

(1) Party A fails to deliver the premises on time and fails to do so within 30 days after Party B's written notice is issued;

(2) There are serious defects in the premises, which make the purpose of the contract impossible, and Party A fails to repair the defects within 30 days after party B gives a written notice.

(3) Party B is unable to use the premises due to party A's failure to provide services to the premises (including but not limited to water cut off, power cut off, door closing, etc.), and party B fails to complete the rectification within 30 days after receiving written notice from Party B

(4) Party B is completely unable to use the leased premises due to party A's debt dispute;

(5) Party B fails to go through the necessary procedures for business operation at the leasing address due to Party A's failure to perform the obligation of assistance, and fails to complete the rectification 30 days after Party B's written notice (including but not limited to industrial and commercial, tax, fire control, etc.)

10. Liability for breach of contract

If Party B delays in paying the rent and other expenses, it shall pay party A a penalty equal to 0.5% of the unpaid amount for each day delayed.

11. House clearance

Party B shall vacate the premises and complete all the premises clearance procedures with Party A and property management Company within seven days after the termination of this Contract (hereinafter referred to as the "Clearance Date"), including but not limited to the following matters:

(1) Settle rent, property management fees, utilities and other expenses incurred before the date of return.

(2) State of Redelivery: The premises shall be returned to Party A in the mode of state 1 below.

State 1: The decoration and decoration of the house shall be retained and returned to Party A. If Party B damages the original decoration and decoration (including ceiling and floor), facilities and equipment of the house, Party B shall compensate for or repair the damage. If Party B fails to perform the repair obligation, Party A shall have the right to repair it without notifying Party B and party B shall bear the relevant repair expenses.

Condition 2: Remove all decoration, partition, design, alteration, installation and addition of Party B and return the premises, together with all its appendages, fixtures, equipment and facilities, to Party A in rough condition or in a standard approved by Party A in writing and in good condition for rent and use according to the provisions of this Contract.

Since the ownership of the ceiling, network floor and floor insert boxes belongs to Party A, Party B shall return the premises to Party A at the amount of the premises used at the time of delivery. In case of any loss or damage, Party B shall compensate for or repair the premises. If Party B fails to perform the repair obligation, Party A shall have the right to repair it without notifying Party B and party B shall bear the relevant repair expenses.

If Party B fails to return the premises as aforesaid, Party A has the right to repair the premises by itself and all expenses incurred therefrom shall be borne by Party B.

(3) Remove all articles of Party B in the house. Party A shall not be responsible for keeping party B's goods. If Party B fails to clean up after the deadline, Party A shall have the right to dispose of the goods without notifying Party B and party B shall bear the relevant disposal expenses.

(4) Check the state of the house together with Party A and sign the tenant exit handover form. At the same time, Party B shall return to Party A all the keys (if any) of the building and premises.

(5) If Party B uses the premises as its address for industrial and commercial registration, it shall go through the alteration or cancellation procedures at the relevant departments and show the relevant certificates to Party A.

(6) Complete other procedures and procedures prescribed by laws and regulations and property management rules and regulations of the building.

(7) If Party B fails to return the premises, it shall pay the occupancy fee to Party A every day from the date of returning the premises [occupancy fee = (rent of the last month prior to the termination of the Contract /30) ×2] and compensate Party A for its losses, including but not limited to liquidated damages and agency fees incurred by Party A due to its delay in delivering the premises to the new tenant. Meanwhile, Party A shall have the right to take measures such as stopping water and electricity supply after receiving written notice, and Party B shall bear the losses caused thereby.

11. Confidentiality

Neither Party shall disclose the contents of this Contract and the other party's business plan, financial status and other confidential information it knows to the public, except that such information is required to be disclosed to the public in order to perform this Contract or as required by laws and regulations, government agencies and competent authorities

12. Tax expenses

Party A and Party B shall bear the taxes related to this Contract according to laws and regulations

13. Important note

Either party has alerted the other party to its full attention to the clause exempting it from its responsibilities and excluding the rights of the other party under this Contract, and this Contract shall be deemed as the confirmation of the aforesaid content by both parties once signed

14. Delivered

All notices, documents, instruments, materials, etc. given or provided by the parties to each other during the performance hereof shall be served at the addresses set forth herein or notified in writing by either party to the other party, unless otherwise agreed herein. If either party changes its address or changes its contact information, it shall notify the other party in writing. If the other party fails to fulfill the notification obligation, it shall be deemed to have fulfilled the obligation of service by mailing relevant materials to the original address; Where such materials are delivered in person, they shall be deemed delivered at the time of delivery; Delivery by express mail (EMS, UPS, DHL, FedEx, SF only) shall be deemed to have been delivered three days after mailing

14. Dispute resolution and performance

15.1	Dispute resolution

This contract shall be governed by the laws of the People's Republic of China. All disputes arising from the execution or performance of this Contract shall be settled by both parties through friendly negotiation. If no settlement can be reached through consultation, both parties may file a lawsuit with the people's court in the place where the premises are located

15.2	Continued Performance

During the period of dispute, party A and Party B shall continue to perform other provisions of this Contract except the matters in dispute

16. Modification of contract

Any change to this Contract shall be made in writing and affixed with their respective official seals before it becomes effective

17. Contract version

This Contract is written and signed in Chinese, and an English translation, if available, is for reference only. In case of any conflict between the Chinese and English versions, the Chinese version shall prevail

18. Text and legal effect

This Contract is made in six copies, with Party A holding three copies and Party B holding three copies. All copies have the same legal effect and shall come into force upon being signed and sealed by both parties.

(No contract text below)

Signature page

This Agreement is signed by authorized representatives of both parties and affixed with official seals as follows:

Lessor (Party A) (seal) : Shenzhen Lvjing Real Estate Development Co., Ltd.

Representative (Signature) : corporate seal

Date of signing

August 11, 2020

Lessee (Party B) (Seal) :

Representative (Signature) : corporate seal

Date of signing

Schedule a

The special terms

1. During the lease term, Party A shall provide Party B with 2 non-fixed parking Spaces with 20% discount.

2. Party A agrees that Party B shall sublease to affiliated companies (such as parent company, subsidiary company and branch company) during the lease term, but the total number of sublease shall not exceed 4 in principle. If the number exceeds 4, Written consent of Party A shall be obtained. Party B shall notify party A 60 days in advance and cooperate with relevant procedures after party A has verified the materials without objection.

3. The use area of 557.85 square meters donated by Party A shall be from August 8, 2020 to August 7, 2023, and Party A shall not arbitrarily change the gift date. If the lease term stipulated in this contract is terminated in advance, the term of complimentary use area shall be terminated simultaneously.